SECURITIES AND EXCHANGE COMMISSION

                                   Washington, D.C.  20549



                                          FORM 8-K

                                       CURRENT REPORT

                             Pursuant to Section 13 and 15(d) of
                             the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):    April 15, 1996



                                HALIFAX CORPORATION
(Exact name of registrant as specified in charter)




          Virginia                  2-84160-W             54-0829246
(State or other jurisdiction        (Commission           (IRS Employer
 of incorporation)                   File Number         Identification No.)




 5250 Cherokee Avenue,  Alexandria, Virginia                        22312
(Address of principal executive offices)                          (Zip Code)




Registrant's telephone number, including area code:     (703) 750-2202



                               Not Applicable
    (Former name or former address, if changed since last report)

Item 2.  Acquisition or Disposition of Assets

      (a) In accordance with a Plan of Merger ("Plan") attached as Exhibit A hereto which was duly adopted by the board of directors of both parties to the merger, CMS Automation, Inc. ("CMS"), a Virginia corporation, merged into CMSA Acquisition Corporation ("CMSA"), a Virginia corporation wholly owned by Halifax Corporation, a Virginia corporation. CMS merged into CMSA on the following basis. Pursuant to the Plan, each issued and outstanding share of CMS common stock was converted into, and become exchangeable for, the number of shares of validly issued, fully paid and nonassessable common stock of Halifax equal to a conversion ratio meaning a fraction, the numerator of which is 139,630 and the denominator of which is equal to the sum of the number of shares of CMS issued and outstanding on the effective date of the merger plus the number of shares that would be represented by the conversion of $450,000 worth of debt to equity. In this regard, CMS shareholders who held promissory notes of CMS in the amount of $450,000 converted said debt to equity in CMS. In addition to the initial issuance of 139,630 shares of Halifax stock to CMS shareholders which was based on the net equity value of CMS, Halifax stock will be awarded annually for three (3) years subsequent to the merger to the CMS shareholders on a pro-rata basis, excluding Halifax stock issued as a result of the conversion of debt to equity, having a value equal to one-third of the net after tax income of CMSA operating as a wholly owned subsidiary of Halifax.

      The assets acquired included accounts receivable and the inventory and equipment used in conducting and operating the business of CMS which consists of computer systems integration including wide area and local area networking, consulting, application development and training.

      Closing of the transaction took place on April 1, 1996 with a Certificate of Merger issued by the State Corporation
Commission of Virginia effective April 9, 1996.

Item 7.  Financial Statements and Exhibits

      (a) & (b) It is impracticable to provide the required financial statements and pro forma financial information at the time of the filing of this report. Said financial statements and information will be filed as soon as available but not later than 60 days from the date of this report.

      (c) Attached as Exhibit A is a copy of the plan of acquisi-tion as contained in the Agreement and Plan of Reorganization entered into by the parties.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                 HALIFAX CORPORATION
                                                  (Registrant)



Date:    April 15, 1996                   By:
                                             Howard C. Mills, President
                                                & Chief Executive Officer


Date:     April 15, 1996                  By:
                                             Richard J. Smithson
                                             Vice President & Treasurer

                     AGREEMENT AND PLAN OF REORGANIZATION

AGREEMENT AND PLAN OF REORGANIZATION, dated as of April 1, 1996, by and among HALIFAX CORPORATION, a Virginia corporation ("Parent"), CMSA ACQUISITION CORPORATION, a Virginia corporation and a wholly-owned subsidiary of Parent ("Sub"). CMS AUTOMATION, INC., a Virginia corporation (the "Target") (Sub and Target being hereinafter collectively referred to as (the "Constituent Corporations") and those individuals who are shareholders of the Target on the Closing Date ("Shareholders").

                                  ARTICLE III

                                PLAN OF MERGER

3.1 Conversion of Target Shares in the Merger. Pursuant to this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of any holder of any capital stock of Target; each issued and outstanding share of Target Common Stock, other than Target Dissenting Shares (as defined in
Section 3.4 hereof), shall be converted into, and become exchangeable for, the number of shares of validly issued, fully paid and nonassessable common stock of Parent ("Parent Common Stock") equal to the Conversion Ratio. In this Agreement, the term "Conversion Ratio" means a fraction, the numerator of which is equal to 139,630 and the denominator of which is equal to the sum of the number of shares of Target Common Stock issued and outstanding as of the Closing plus the number of shares that would be represented by the conversion of $450,000 of debt to equity. In this regard, prior to Closing, Shareholders who hold promissory notes of the Target in the amount of $450,000 (hereafter sometimes separately referred to as "Converting Shareholders") shall convert the notes to Target equity. The consideration referred to in this Section 3.1, together with any cash payments in lieu of fractional shares as provided herein, and the Contingent Additional Purchase Price Consideration set forth in Section 3.6 hereof is hereinafter referred to as the "Merger Consideration."

3.2 Status of Sub Shares. At the Effective Time, by virtue of the Merger and without any action on the part of any holder of any capital stock of Sub, each issued and outstanding share of common stock of Sub shall continue unchanged and remain outstanding as a share of common stock of the Surviving Corporation.

3.3 Exchange of Company Capital Stock Certificates. (a) On or prior to the Closing Date, Parent shall deposit with the Escrow Agent (as that term is defined below) the certificates representing shares of Parent Common Stock required to effect the exchange referred to in Section 3.3(b) below. Parent shall also deposit with the Escrow Agent the cash payment in lieu of fractional shares referred to in Section 3.3(d) below. Shares of Parent Common Stock into which shares of Target Common Stock shall be converted in the Merger shall be deemed to have been issued at the Effective Time and the Shareholders shall have full voting rights with respect to such shares immediately following the Effective Time. In addition, the Shareholders shall be entitled to receive any dividends or other distributions with a record date after the Effective Time.

(b) From and after the Effective Time, each holder of a certificate which immediately prior to the Effective Time represented outstanding shares of Target Common Stock, other than shares with respect to which dissenters' rights, if any, are granted by reason of the Merger under the VGCL, shall be entitled to receive in exchange therefor, upon delivery thereof to Williams, Mullen, Christian & Dobbins (the "Escrow Agent"), and following the period of the Escrow, a certificate or certificates representing the number of whole shares of Parent Common Stock into which such holder's shares of Target Common Stock were converted pursuant to Section 3.1 and cash in lieu of any fractional shares of such Parent Common Stock pursuant to Section 3.3(d). From and after the Effective Time, Parent shall be entitled to treat the certificates which immediately prior to the Effective Time represented shares of Target Common Stock and which have not yet been surrendered for exchange as evidencing the ownership of the number of full shares of Parent Common Stock into which the shares of Target Common Stock represented by such certificates shall have been converted pursuant to Section 3.1, notwithstanding the failure to surrender such certificates. However, notwithstanding any other provision of this Agreement, until holders or transferees of certificates which immediately prior to the Effective Time represented shares of Target Common Stock have surrendered them for exchange as provided herein, no dividends shall be paid with respect to any shares represented by such certificates and no payment for fractional shares shall be made. Such dividends or other distributions with a record date after the Effective Time shall be held by the Escrow Agent in trust for the benefit of such holders of undelivered certificates. Upon surrender of a certificate which immediately prior to the Effective Time represented outstanding shares of Target Common Stock, there shall be paid to the holder of such certificate the amount of any dividends which theretofore became payable, but which were not paid by reason of the foregoing, with respect to the number of whole shares of Parent Common Stock represented by the certificate or certificates issued upon such

(c) As soon as practicable after the Effective Time, the Escrow Agent shall mail to each holder of record of a certificate or certificates that immediately prior to the Effective Time represented outstanding shares of Target Common Stock (collectively, the "Target Certificates") (i) a form letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to Target Certificates shall pass, only upon actual delivery of Target Certificates to the Escrow Agent) and (ii) instructions for use in effecting the surrender of Target Certificates in exchange for certificates representing shares of Parent Common Stock. Upon surrender of Target Certificates for cancellation to the Escrow Agent, together with a duly executed letter of transmittal and such other documents as the Escrow Agent shall reasonably require and following the period of the Escrow, the holder of such Target Certificates shall receive in exchange therefor a certificate representing that number of whole shares of Parent Common Stock into which the shares of Target Common Stock represented by Target Certificates so surrendered shall have been converted pursuant to the provisions of Section 3.1 less any adjustments pursuant to
Section 4.5 hereof, and Target Certificates so surrendered shall forthwith be canceled. Notwithstanding the foregoing, neither the Escrow Agent nor any party hereto shall be liable to a holder of shares of Target Common Stock for any shares of Parent Common Stock or dividends or distributions thereon delivered to a public official pursuant to applicable escheat laws.

(d) Notwithstanding any other provision of this Agreement, no certificates or scrip for fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Target Certificates pursuant to this Article III in the Merger and no Parent Common Stock dividend, stock split or interest shall relate to any fractional security, and such fractional interests shall not entitle the owner thereof to vote or to any other rights of a security holder. In lieu of any such fractional shares, each holder of Target Common Stock who would otherwise have been entitled to a fraction of a share of Parent Common Stock upon surrender of Target Certificates for exchange pursuant to this Article III, shall be entitled to receive from the Escrow Agent a cash payment in lieu of such fractional share equal to such fraction multiplied by the Valuation Price of $7.00 per share of Parent Common stock.

3.4 Dissenting Shares. Notwithstanding anything to the contrary contained in this Agreement or the Merger Agreement, holders of shares of Target Common Stock with respect to which dissenters' rights, if any, are granted by reason of the Merger under the VGCL and who do not vote in favor of the Merger and otherwise comply with the VGCL ("Target Dissenting Shares"), shall not be entitled to shares of Parent Common Stock pursuant to Section 3.1, unless and until the holder thereof shall have failed to perfect or shall have effectively withdrawn or lost such holder's right to dissent from the Merger under the VGCL, and shall be entitled to receive only the payment provided for pursuant to the VGCL. If any such holder shall have failed to perfect or shall have effectively withdrawn or lost such holder's dissenters' rights under the VGCL, such holder's Target Dissenting Shares shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive the Merger Consideration.

3.5 Closing of Transfer Books. From and after the Effective Time, the stock transfer books of Target shall be closed and no transfer of shares of Target Common Stock shall thereafter be made. If, after the Effective Time, Target Certificates are presented to Parent, they shall be canceled and exchanged for the Merger Consideration in accordance with the procedures set forth in this Article III.

3.6 Contingent Additional Purchase Price Consideration. (a) In addition to the Parent Common Stock transferred to Shareholders at Closing, on or before May 31, 1997, 1998, and 1999, Parent shall deliver to the Shareholders shares of Parent Common Stock having a value, as determined by the then current market value of the Parent Common Stock, equal to one-third of the net after tax income of Sub (Formerly Target) operating as a wholly owned subsidiary of Parent for each of the tax years ending March 31, 1997, 1998 and 1999. Such additional shares of Parent Common Stock shall be distributed among the Shareholders on a pro rata basis, based on the Shareholders holdings as of the date of Closing and set forth in Exhibit A hereto; provided, however, that for the purposes of determining a Shareholder's pro rata share, any shares of Target received by such Shareholders as a result of converting a promissory note into equity of Target prior to the Merger pursuant to Article III hereof shall not be included. For the purposes of this paragraph only, the first period for calculating the additional consideration shall commence January 1, 1996 and continue through March 31, 1997.
The two remaining periods shall consist of twelve month intervals beginning April 1, 1997 and April 1998, respectively. Notwithstanding the foregoing, the parties hereto agree that (i) for the purposes of determining the additional shares of Parent Common Stock due to the Shareholders for the period ending March 31, 1997, the fair market value of the Parent Common Stock shall be deemed to be $7.00 per share and (ii) for the purposes of determining the additional shares of Parent Common Stock due to the Shareholders for the periods ending March 31, 1998 and 1999, the fair market value of the Parent Common Stock shall not exceed $10.00 per share or be less than $6.00 per share.
Notwithstanding anything contained herein to the contrary, in the event that a distribution of shares of Parent Common Stock pursuant to this Section 3.6, in combination with shares previously distributed pursuant to Article III, would increase the number of outstanding shares of Parent Common Stock by more than 20.0% of the number of outstanding shares of Parent Common Stock outstanding immediately before the Closing, Parent may deliver in lieu of additional shares of Parent Common Stock, to the Shareholders a cash payment equal to the value of the shares of Parent Common Stock they would have received pursuant hereto.
(b) Sub's after-tax net income shall be determined by Parent's accounting firm. For purposes of calculating the Contingent Additional Purchase Price Consideration the following factors will be in effect:

      (i) Sub's tax liability will be calculated as if Sub was an independent entity and the tax rate of the Sub will be no more than Parent's overall corporate tax rate.

      (ii) Sub will get the benefit of any allowable tax-loss carry forward from Target.

      (iii) For purposes of calculating additional consideration none of the Parent corporate overhead will be assigned to Sub other than costs transferred from Sub to Parent.

      (iv) Only Sub operating debt will be assigned to Sub.

      (v) Future acquisitions of similar companies will not affect additional consideration calculations.

(c) Parent shall notify the Shareholders in writing no later than May 31 of each year of the accountant's determination of Sub's after-tax net income and of the number of additional shares, if any, that the Shareholders are entitled to receive. Such notice shall include a copy of the accountants calculations. The Shareholders shall then have 30 days to deliver to Parent a written notice disputing the accountant's calculations. In the event the Shareholders deliver such a notice, such dispute shall be submitted for arbitration in accordance with Section 10.8 hereof.

3.7 Closing. The closing (the "Closing") of the transactions contemplated by this Agreement shall take place (a) at the offices of Target at 10:00 a.m., local time on April 1, 1996, or the second business day immediately following the date on which the last of the conditions set forth in Article VII hereof is fulfilled or waived, or (b) at such other time and place and on such other date as Parent and Target shall agree (the "Closing Date").